Third Quarter 2016 Earnings Conference Call Consolidated ($ in millions) Exhibit 99.2

($ in millions) By Segment

Funded Debt to Adjusted EBITDA ratio down 5.1 turns since 2011 Note: Funded debt balances based on par value Leverage Ratio Third Quarter 2016 Earnings Conference Call

YOY Revenue Per Shipment and Revenue Per CWT +0.3% +0.3% +1.5% +1.3% Third Quarter 2016 Earnings Conference Call

YOY Volume -2.3% -1.3% -0.3% -1.5% Third Quarter 2016 Earnings Conference Call

Consolidated Adjusted EBITDA ($ in millions) -13.6M -100bps -38.5M -50bps Third Quarter 2016 Earnings Conference Call ($ in millions)

Segment Adjusted EBITDA ($ in millions) +0.1M -12.7M +10bps -250bps Third Quarter 2016 Earnings Conference Call ($ in millions)

(a) As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA Third Quarter 2016 Earnings Conference Call EBITDA Reconciliation - Consolidated ($ in millions)

(a) As required under our Term Loan, other nonoperating, net, shown above does not include the impact of non-cash foreign currency gains or losses Third Quarter 2016 Earnings Conference Call EBITDA Reconciliation - Segment ($ in millions)